UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2006

SECURE COMPUTING CORPORATION

(Exact name of registrant as specified in its charter)

000-27074

(Commission File Number)

Delaware	52-1637226
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4810 Harwood Road

San Jose, CA 95124

(Address of principal executive offices, with zip code)

(408) 979-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On August 1, 2006, Secure Computing Corporation, a Delaware corporation (“Secure”), entered into a Second Amendment to the Agreement and Plan of Merger (the “Second Amendment to the Merger Agreement”) with CipherTrust, Inc., a Georgia corporation (“CipherTrust”), to amend the Agreement and Plan of Merger dated as of July 11, 2006 with Peach Acquisition Corp., a Georgia corporation and a wholly-owned subsidiary of Secure, CipherTrust and CT Shareholders’ Representative LLC, a Georgia limited liability company, as amended by that certain First Amendment, dated as of July 14, 2006 (as amended, the “Merger Agreement”).

The Second Amendment to the Merger Agreement modifies certain terms related to the definition of working capital, the determination of the permitted dividend, and the payment of fees and expenses on behalf of the shareholder representative.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Second Amendment of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

2.1	Second Amendment to the Agreement and Plan of Merger, dated as of August 1, 2006, by and among Secure Computing Corporation and CipherTrust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURE COMPUTING CORPORATION

Date: August 7, 2006	By:	/s/ Timothy J. Steinkopf
Timothy J. Steinkopf
Senior Vice President and Chief Financial Officer (Duly authorized officer and Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1	Second Amendment to the Agreement and Plan of Merger, dated as of August 1, 2006, by and among Secure Computing Corporation and CipherTrust, Inc.